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                                                                    EXHIBIT 23.4

                       Consent of Independent Accountants

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Allied Healthcare International Inc. (formerly Transworld Healthcare, Inc.) of our report dated January 5, 2000 relating to the financial statements and financial statement schedule of Allied Healthcare International Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
July 2, 2002